UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 16, 2006

AVIZA TECHNOLOGY, INC.

(Exact name of registrant as specified in charter)

Delaware	000-51642	20-1979646
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

440 Kings Village Road, Scotts Valley, CA 95066
(Address of principal executive offices) (Zip Code)

831-438-2100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement.

The Company has entered into an Agreement For Purchase And Sale Of Real Property and Escrow Instructions, dated as of March 16, 2006 (the “Purchase Agreement”) with respect to the property located at 440 Kings Village Road, Scotts Valley, California that houses the Company’s headquarters and batch systems manufacturing facilities (the “Property”) with KB Home South Bay Inc. (“KB”). The stated purchase price in the Purchase Agreement is twenty-six million dollars ($26,000,000), based on assumptions regarding the cost of KB’s planned development of the Property for residential use. The purchase price may be adjusted prior to closing upon a further evaluation of those costs and, in the event the purchase price is determined to be less than twenty-two million dollars ($22,000,000), the Company will have the right to terminate the Purchase Agreement. The Company may be entitled to a share of KB’s profits, subject to certain conditions, in the development of the Property that could result in the Company receiving an amount in excess of the twenty-six million dollar ($26,000,000) purchase price.

There are a number of conditions to KB’s obligation to close the transactions contemplated by the Purchase Agreement, including: (i) KB’s satisfaction with the condition of, and title to, the Property during its diligence review; (ii) the obtaining of a change in the zoning of the Property from industrial to residential use; (iii) annexation of the county portion of the Property into the City of Scotts Valley; (iv) approval of the entitlements received from the City of Scotts Valley in conjunction with the development of the Property and (v) the completion of certain actions relating to the environmental condition of the Property. The closing of the transactions contemplated by the Purchase Agreement will occur, if at all, on the earliest to occur of (i) approximately two months following receipt of certain entitlements and approvals or (ii) September 16, 2008, and may be extended for an additional year either by KB upon payment to the Company of an additional non-refundable five hundred thousand dollars ($500,000), or by the Company upon notice to KB. Because KB’s approval of the matters described above and the receipt of governmental approvals of the transactions contemplated by the Purchase Agreement are both uncertain, the Company cannot estimate when the transactions contemplated by the Purchase Agreement will occur or whether they will occur at all.

Item 7.01.        Regulation FD Disclosure.

On March 16, 2006, the Company issued a press release with respect to its entry into the Purchase Agreement, as described in Item 1.01 above. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K. The information in this Item 7.01 and the attached Exhibit 99.1 are furnished to, but not filed with, the Securities and Exchange Commission.

Item 9.01.        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number
10.1	Agreement For Purchase And Sale Of Real Property and Escrow Instructions, dated as of March 16, 2006, between Aviza Technology, Inc, and KB Home South Bay Inc.
99.1	Press Release dated March 16, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 16, 2006
AVIZA TECHNOLOGY, INC.

		By:	/s/ Jerauld J. Cutini
Jerauld J. Cutini
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number
10.1	Agreement For Purchase And Sale Of Real Property and Escrow Instructions, dated as of March 16, 2006, between Aviza Technology, Inc, and KB Home South Bay Inc.

99.1	Press Release dated March 16, 2006.